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                                                                     Exhibit 4.6


                               DEED OF TRUST NOTE

$18,640,000.00                                                  January 31, 2002


     FOR VALUE RECEIVED, ETHYL CORPORATION, a Virginia corporation ("Borrower") hereby promises to pay to the order of BRUCE C. GOTTWALD, SR., an individual (together with any and all of his permitted successors and permitted assigns and/or any other permitted holder of this Note, as such successors, assigns or holders are permitted pursuant to Section 12 below, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, at 330 South Fourth Street, Richmond, Virginia 23219, the principal sum of EIGHTEEN MILLION SIX HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($18,640,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

     1. Payment Schedule and Maturity Date. Accrued unpaid interest on the principal balance outstanding hereunder shall be due and payable monthly, in arrears, commencing on March 1, 2002, and continuing on the 1st day of each succeeding month thereafter until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. The entire principal balance of this Note then unpaid shall be due and payable in full on January 31, 2005 (such date, or any earlier date on which any such amounts may become due and payable pursuant to Section 9 hereof, the "Maturity Date").

     2. Security; Loan Documents. The security for this Note includes (i) a Credit Line Deed of Trust (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "Deed of Trust") dated January 31, 2002 from Borrower to E. Kristen Moye and R. Gordon Smith, as co-trustees, covering certain property in the City of Richmond, Virginia described therein (the "Property"), and (ii) an Assignment of Rents, Leases and Profits dated January 31, 2002 (the "Assignment of Rents") from Borrower to Lender with regard to rents and leases of the Property, and all other documents executed by Borrower now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the "Loan"). This Note, the Deed of Trust and the Assignment of Rents are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "Loan Document" and together the "Loan Documents." The lien of the Deed of Trust is insured by a Mortgagee Title Insurance Policy, issued by Lawyers Title Insurance Corporation (the "Title Company") for the benefit of Lender, effective as of the date hereof (the "Title Policy") insuring the lien of the Deed of Trust, subject only to those matters set forth on Schedule B thereto (the "Permitted Exceptions").

     3.  Interest Rate.

     (a) The unpaid principal balance of this Note from day to day outstanding, which is not past due, shall bear interest at a fixed rate of interest equal to eight and one-half percent (8.5%) per annum.

     (b) Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate equal to ten and one-half percent per annum (the "Past Due Rate").

     (c) Interest on this Note shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

     4. Prepayment. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Lender shall have actually received from Borrower prior written notice of (i) Borrower's intent to prepay, (ii) the amount of principal which will be prepaid (the "Prepaid Principal"), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid. Amounts prepaid hereunder may not be reborrowed.

     5.  Intentionally Deleted.

     6.  Certain Provisions Regarding Payments; "Put" Rights.

     (a) All payments made as scheduled on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion. All permitted prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the principal, and any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion. Except to the extent that specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by Lender shall be applied, to the extent thereof, to the indebtedness secured by the Deed of Trust in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in immediately available U.S. funds and shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way excuse the existence of an Event of Default.

     (b) At any time from the Maturity Date until thirty (30) days after the Maturity Date, Borrower may satisfy all of its obligations to Lender under this Note and the other Loan Documents, in full, by making a Qualified Transfer (hereinafter defined). For purposes of this Note, a "Qualified Transfer" means the delivery to Lender of a general warranty deed to the Property duly executed by Borrower in recordable form reasonably satisfactory to Lender, together with a title commitment issued by the Title Company (or such other title company as may be reasonably acceptable to Lender) insuring Lender's title to the Property as owner in the amount of the outstanding balance of the Note subject only to the Permitted Exceptions, and such utility easements and rights of access reasonably acceptable to Lender as may arise after the date of the Title Policy, provided they do not adversely affect the utility or value of the Property, with gap coverage.

     7. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

     (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

     (b) Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

     (c) This Note and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

     (d) There is no proceeding against Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, which if adversely determined would have a material adverse effect on Borrower or the Property, except as disclosed to Lender in writing and acknowledged by Lender prior to the date of this Note.

     (e) There is no charter, bylaw, stock provision, or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting the Property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Note and the other Loan Documents which has not been cured, waived or consented to.

     (f) Borrower has good title to the Property, and the Property is free and clear of liens, except those granted to Lender and as disclosed to Lender in writing prior to the date of this Note.

     (g) All taxes and assessments levied against the Property which are due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

     (h) The conduct of Borrower's business operations at the Property and the condition of Borrower's Property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials the violation of which would have a material adverse effect on the Property.

     (i) All representations and warranties made under this Note shall be deemed to be made at and as of the date hereof.

     8. Affirmative Covenants. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):

         (a) Financial Statements and Other Information. Unless written notice of another location is given to Lender, Borrower's books and records concerning the Property will be located at the Property. In addition, Borrower will furnish to Lender promptly such information, reports and statements respecting the Property from time to time, as Lender may reasonably request.

         (b) Insurance. Maintain the insurance coverage required by the Deed of Trust and provide in such insurance for at least 30 days prior notice to Lender of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Lender 30 days prior to each policy renewal.

         (c) Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to the Property.

         (d) Adverse Conditions or Events. Promptly advise Lender in writing of
(i) any condition, event or act which comes to its attention that would or might materially adversely

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affect the Property, and (ii) any event that has occurred that would constitute an Event of Default under any Loan Documents.

         (e) Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings in a diligent manner.

         (f) Environmental Matters. Promptly (and in any event within five days) advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened at the Property pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations at the Property; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials at the Property. Borrower shall promptly (and in any event within five days) notify Lender of any remedial action taken by Borrower with respect to Borrower's business operations at the Property. Borrower will not use or permit any other party to use any Hazardous Materials at the Property except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Lender, its agents, contractors and employees to enter and inspect the Property at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit to insure that Borrower is complying with this covenant. Borrower shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations at the Property within five (5) days of the request therefore.

     9.  Events of Default.

         (a) It shall be an event of default ("Event of Default") under this Note and each of the other Loan Documents if (i) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein or in any other Loan Documents is not fully and timely performed, observed or kept after the expiration of any applicable cure periods; or (iii) there shall occur any default or event of default under the Deed of Trust or any other Loan Document, which is not cured within the applicable cure periods provided therein. Upon the occurrence of an Event of Default or upon the occurrence of any Event of Default, as defined under that certain First Amendment and Restatement of Amended and Restated Credit Agreement dated as of April 10, 2001 (as the same may have heretofore or hereafter be amended, modified or supplemented, the "Syndicated Credit Agreement") among the Borrower, the Subsidiary Guarantors (as defined therein), the Banks (as defined therein) and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") and provided the Administrative Agent shall have accelerated the Credit Party Obligations (as defined therein) in accordance with the terms of the Syndicated Credit Agreement, Lender may (i) declare the unpaid principal balance and

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accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), (ii) foreclose any liens and security interests securing payment hereof, and (iii) exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity (subject to the provisions of Section 15 below). At any time from the Maturity Date until thirty (30) days after the Maturity Date, Lender may, if all amounts outstanding on this Note are not paid, in full, on the Maturity Date, demand that Borrower make a Qualified Transfer in satisfaction of all amounts outstanding hereunder and Borrower shall make a Qualified Transfer within fifteen (15) days of such demand.

         (b) All of the rights, remedies, powers and privileges (together, "Rights") of Lender provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Event of Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

         (c) If any holder of this Note retains an attorney in connection with any Event of Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any permitted holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender hereunder and under the other Loan Documents, all costs and expenses incurred by such permitted holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, reasonable attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

     10. Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

     11. WAIVER OF JURY TRIAL. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     12. Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and permitted assigns of the parties, provided however, Bruce C. Gottwald, Sr. shall be permitted to make the following transfers of his interest in this Note and any other documents executed in connection therewith: (i) an assignment to his estate upon death in accordance with applicable law, (ii) an assignment to his wife or children for tax and estate planning purposes, and (iii) a collateral assignment to his own lender to secure financing provided to Bruce C. Gottwald in connection with the Property. The foregoing sentence shall not be construed to permit Borrower to assign the loan except as otherwise permitted under the loan documents.

     13. General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the Commonwealth of Virginia, and venue in the city or county in which payment is to be made as specified in Section 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents;
(f) waive the benefit of all homestead and similar exemptions as to this Note;
(g) except as otherwise provided in Section 15 below, agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note and the other Loan Documents may not be amended (i) except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought, and (ii) without the written consent of the Required Lenders, as defined in the Syndicated Credit Agreement. Lender is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Loan, including, without limitation, any security for this Note and credit or other information on Borrower, any of its principals and any guarantor of this Note, to any actual or prospective assignee or participant with respect to the Loan, to any of Lender's affiliates, to any regulatory body having jurisdiction over Lender, and to any other parties as necessary or appropriate in Lender's reasonable judgment, as further provided in the Loan Agreement. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY VIRGINIA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

     14. Notices; Time. All notices, requests, consents, approvals or demands (collectively, "Notice") required or permitted by this Note to be given by any party to any other party hereunder shall, unless specified otherwise, be in writing (including facsimile (fax) transmission) and shall be given to such party at its address or fax number set forth on the signature pages hereof, or such other address or fax number as such party may hereafter specify for the purpose by Notice to the other party. Each such Notice shall be effective when actually received by the addressee or when the attempted initial delivery is refused or when it cannot be made because of a change of address of which the sending party has not been notified; provided, that notices to Lender under
Section 14 hereof, and notices of changed address or fax number, shall not be effective until received. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time in the city in which this
Note is payable.

     15. Nonrecourse Obligations. Notwithstanding anything contained herein or in the other Loan Documents to the contrary, the obligations of Borrower under the Loan Documents are and shall be nonrecourse obligations, and Lender shall look only to the Property (and the rents and profits therefrom) to recover all amounts (including, without limitation principal and interest) owing and outstanding under this Note, the Loan Documents and other documents executed in connection herewith, and Lender shall not be entitled to enforce or to attempt to enforce any deficiency or other money judgment against Borrower or any property of Borrower (other than the Property) with respect to obligations under the Loan Documents; provided, however, that such limitation of liability shall not preclude Borrower from being named as a defendant in any suit seeking specific performance or in connection with the realization of any other remedy available to Lender (other than obtaining a deficiency or other personal money judgment against Borrower). The foregoing limitation on Borrower's personal liability with respect to principal and interest shall not impair the validity of the indebtedness evidenced hereby or the lien upon or security interest of Lender in the Property or the right of Lender as mortgagee or secured party to foreclose and/or enforce its rights and remedies against the Property after an Event of Default. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978 (the "Code") in any proceeding thereunder to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all the Property shall continue to secure all of the indebtedness owing to Lender in accordance with the Loan Documents. If any portion of any principal or interest outstanding hereunder or any obligations incurred by Borrower in connection herewith is determined to be an unsecured claim in any proceeding, Lender agrees that any such claim shall be subordinated in right of payment to any claims of Banks in connection with Syndicated Credit Agreement.

     THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

WITNESS/ATTEST:                 BORROWER:

/s/ Paula Daniel                ETHYL CORPORATION,
----------------------------    a Virginia corporation


                                By:     /s/ D. A. Fiorenza             (SEAL)
                                   ------------------------------------
                                Name:   David A. Fiorenza
                                     ----------------------------------------
                                Title:  Vice President and Treasurer
                                      ---------------------------------------


Address:

________________________

________________________

________________________

Lender acknowledges and agrees that this Deed of Trust Note, the other Loan Documents and any documents executed in connection therewith may not be amended without the written consent of the Required Banks, as defined in the Syndicated Credit Agreement:


/s/ Bruce C. Gottwald, Sr.
---------------------------
BRUCE C. GOTTWALD, SR.

Tax Parcel ID Number:_____________________________

Instrument prepared by:
E. Kristen Moye, Esquire
McGuireWoods LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102

                       THIS IS A CREDIT LINE DEED OF TRUST

             The maximum aggregate amount of principal to be secured
                  at any one time under this Deed of Trust is:

                                 $18,640,000.00

              Name of the noteholder secured by this Deed of Trust:

                      BRUCE C. GOTTWALD, SR., an individual

  Address at which communications to the noteholder may be mailed or delivered:

                             Bruce C. Gottwald, Sr.
                             c/o Judson Williams, II
                                  P.O. Box 2189
                            Richmond, Virginia 23218

     THIS CREDIT LINE DEED OF TRUST, made this 31/st/ day of January, 2002, from ETHYL CORPORATION, a Virginia corporation (hereinafter "Grantor"), a grantor for purposes of indexing, with a business address of 330 South Fourth Street, Richmond, Virginia 23219; to E. KRISTEN MOYE, a resident of Fairfax County, Virginia, with an address of c/o McGuireWoods LLP, 1750 Tysons Boulevard, Suite 1800, McLean, Virginia 22102 and R. GORDON SMITH, a resident of the City of Richmond, Virginia, with an address of c/o McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219, as Trustees, either of whom may act (individually and collectively, hereinafter "Trustee"), as trustees and grantees for purposes of indexing; for the benefit of BRUCE C. GOTTWALD, SR., an individual (together with its successors and assigns, "Noteholder"), as beneficiary and a grantee for purposes of indexing, with an address as set forth above;

     WITNESSETH, that Grantor does hereby grant and convey, with general warranty, unto Trustee, the property described in SCHEDULE A attached hereto and by this reference made a part hereof; subject however to the Permitted Exceptions (as defined in the Note described below) and the lien or liens of the prior deed or deeds of trust, if any, described in SCHEDULE A, the terms, provisions and covenants of which deed or deeds of trust Grantor hereby expressly covenants and agrees to timely observe and perform, including, without limitation, the timely payment of all sums payable thereunder or secured thereby;

     TOGETHER with (i) all buildings and improvements now or hereafter constructed thereon; (ii) all the estate and rights, if any, of Grantor in and to all land lying in public and private streets, roads and alleyways abutting the above-described property; (iii) all easements, rights of way, privileges and appurtenances now or hereafter belonging to or in any way related to the above-described property; (iv) all fixtures now or hereafter located in, or on, or used, or intended to be used, in connection with the operation of the above-described property, including, but without limitation, all of the following to the extent the following are fixtures under applicable law: heating, air conditioning, cooking, refrigerating, plumbing, and electrical apparatus and equipment, boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, ventilating and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, elevators, escalators, partitions, mantels, built-in mirrors, disposals, screens, storm sashes, storm doors, awnings, carpeting (excluding area rugs), underpadding, plants and shrubbery, including replacements thereof and additions thereto; and
(v) all proceeds of the conversion, whether voluntary or involuntary, of any of the above-described property into cash or other liquid claims, including, without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive same, which may be made as a result of any casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value of the above-described property, together with all costs and expenses incurred by Noteholder, in connection with the collection of such awards, payments and proceeds, including, without limitation, reasonable attorney's fees.

All the above-described real and personal property is hereinafter sometimes referred to as the "Property."

     IN TRUST to secure to the Noteholder the following:

     (a) the repayment of that certain Deed of Trust Note dated January 31, 2002 from Borrower payable to the order of Noteholder in the original principal amount of EIGHTEEN MILLION SIX HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($18,640,000.00) (the "Note" as the same may be subsequently amended, extended or renewed).

     (b) the payment of any note, guaranty or agreement given in curtail, renewal, extension or substitution, in whole or in part, of the above-described indebtedness (unlimited renewal or extension of all or any part of said indebtedness being expressly permitted);

     (c) the repayment of any future advances, or readvances, together with interest thereon, made by Noteholder pursuant to the provisions herein;

     (d) the payment of all other sums, with interest thereon, advanced in accordance with the provisions hereof by Noteholder or Trustee for the protection of the lien and security interest of Noteholder in and to the Property;

     (e) the performance of the covenants and agreements of Grantor herein contained; and

     (f) the performance of, or compliance with, any of the covenants, conditions, and agreements set forth in any other agreements executed by Grantor in favor of Noteholder.

     Grantor also hereby irrevocably assigns and conveys unto Noteholder, and grants Noteholder a security interest in, all leases now or hereafter existing on any part of the Property and any guaranties thereof and all rents from the Property to secure the payment of all obligations secured hereunder. Grantor hereby irrevocably appoints Noteholder as its attorney-in-fact to do all things which Grantor might otherwise do with respect to the Property and the leases thereon, including, without limitation, (i) collecting said rents with or without suit and applying the same, less expenses of collection, to any of the obligations secured hereunder in such manner as may be determined by Noteholder, or at the option of Noteholder, holding the same as security for the payment of all obligations secured hereunder, (ii) leasing, in the name of Grantor, the whole or any part of the Property which may become vacant, and (iii) employing agents therefor and paying such agents reasonable compensation for their services; provided, however, that until there be a default under the terms of the Note or this Deed of Trust, Grantor may continue to collect and enjoy said rents without accountability to Noteholder. The curing of any default, however, shall not entitle Grantor to again collect said rents unless consented to in writing by Noteholder. The powers and rights granted in this paragraph shall be in addition to the other remedies herein provided for in an Event of Default and may be exercised independently of or concurrently with any of said remedies. Nothing in the foregoing shall be construed to impose any obligation upon Noteholder to exercise any power or right granted in this paragraph or to assume any liability under any lease of any part of the Property and no liability shall attach to Noteholder for failure or inability to collect any rents under any such lease. Grantor covenants and warrants that (i) it will comply with all terms and conditions of all leases now existing or that may hereafter come into existence in respect of the Property or any part thereof; (ii) all leases with respect to the Property now or hereafter in effect are and shall be valid and subsisting leases; (iii) it has not sold, assigned, transferred, mortgaged or pledged, and will not sell, assign, transfer, mortgage or pledge, without Noteholder's prior written consent, the rents, issues or profits from the Property and leases thereof to any firm, person or corporation other than Noteholder; (iv) no rents, issues or profits derived from the Property and leases, and becoming due subsequent to the date hereof, have been collected or anticipated in advance of their due date by more than 30 days; (v) it will not reduce the rental due under any lease of all or any part of the Property without Noteholder's prior written consent; and (vi) upon request of Noteholder, it will serve such written notice upon the tenant(s) under such leases or occupant(s) of the Property or any part thereof, it will execute and deliver to Noteholder such other instruments or documents reasonably requested by Noteholder for the purpose of securing or exercising its rights herein and it will provide Noteholder with true copies or originals of such leases and all amendments, supplements, renewal or correspondence related thereto.

     So long as no "Event of Default" (hereinafter defined) exists under this Deed of Trust, Grantor shall remain in quiet use, possession and management of the Property, and in the enjoyment of the income, revenue and profits therefrom.

     So long as any part of the indebtedness hereby secured remains unpaid, Grantor covenants and agrees as follows:

1. Taxes and Assessments. Grantor will pay, promptly when due, all taxes, assessments and public charges upon the Property, and immediately upon receipt will forward to Noteholder official receipts evidencing such payments; or in the alternative and at the option of Noteholder, exercisable at any time after the occurrence of an Event of Default, will deposit with Noteholder, at such time or times as Noteholder directs, such amounts as are necessary, in the sole discretion of Noteholder, to enable Noteholder to make timely payment of such taxes, assessments and charges. Such amounts so deposited shall bear no interest and may be commingled with other funds held by Noteholder.

2. Insurance. Grantor will maintain fire insurance, with extended coverage, and such other insurance as Noteholder may from time to time require, on the Property, with such insurance companies and in such amounts as shall, at all times, be satisfactory to Noteholder, with loss payable to Noteholder or Trustee, as Noteholder shall direct, without contribution; and will deliver to Noteholder the original policy or policies, and, at least ten days before the expiration of any policy, the renewal thereof. Noteholder shall have the right, exercisable at any time after the occurrence of an Event of Default, to require Grantor to deposit with Noteholder, at such time or times as Noteholder directs, such amounts as are necessary, in the sole discretion of Noteholder, to enable Noteholder to make timely payment of the premiums on said policy or policies. Such amounts so deposited shall bear no interest and may be commingled with other funds held by Noteholder. As to such insurance, Noteholder may, after ten days' written notice mailed to Grantor at its last known address, change any or all of the coverages, terms, amounts or insurers, cause any policy to name Noteholder as an insured as its interests may appear, surrender existing policies for cancellation, obtain any cancellation, obtain any additional insurance it so desires, pay any required premiums and receive premium refunds, and in any such event any premium adjustment shall be charged against or credited to the debt secured hereby. In the event any claim for loss covered by such insurance is not settled within sixty (60) days after the occurrence of such loss, Noteholder may negotiate with any insurance companies involved and make a reasonable settlement of said claim, and Noteholder and such insurance companies, upon such settlement being made, shall not be liable in any manner to Grantor with respect to such claim and settlement. Any insurance proceeds shall be applied to the payment of the indebtedness hereby secured (but without any prepayment penalty) except that if, pursuant to the provisions of the next paragraph, Noteholder directs Grantor to restore the damaged portion of the Property, then, to the extent necessary, such proceeds shall (but only to the extent necessary) be applied to the cost of such restoration, and Noteholder may without paying interest thereon, retain all or any part thereof until the Property has been restored to the satisfaction of Noteholder.

3. Preservation and Maintenance of Property. Grantor will keep the Property (including any private roads on or over which Grantor has an easement or right appurtenant to the Property) in good order and repair, including the making of such replacements as may be necessary for that purpose and, if Noteholder so directs, the prompt restoration of any part of the Property which may be damaged by fire or other casualty, irrespective of the availability of adequate insurance proceeds for that purpose.

4. Waste. Grantor will not permit, suffer or commit any waste, impairment or deterioration of, nor allow any nuisance to exist upon, the Property or any part thereof.

5. Assurances of Title. Grantor will execute, or cause to be executed, such further assurances of title to the Property, and will take, and cause to be taken, such steps, including legal proceedings, as may at any time appear to Trustee, or to Noteholder, to be desirable to perfect the title to the Property in Trustee.

6. Books and Records. Grantor will keep and maintain at its principal place of business complete and accurate books and records of its earnings and expenses of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Noteholder. In addition, Grantor will furnish to Noteholder, (a) within ninety (90) days after the end of each fiscal year of Grantor, itemized statements of income and expense of the Property in form satisfactory to Noteholder, certified by Grantor or if Noteholder shall require, certified by an independent certified public accountant, and (b) such other financial information pertaining to Grantor's financial condition or to the Property as Noteholder may, from time to time, request.

7. Liens and Encumbrances. Grantor will not, without the prior written consent of Noteholder, permit or suffer to exist any lien or encumbrance on the Property, or interest therein (legal or equitable), or any part thereof, either inferior or superior in right to the lien of this Deed of Trust, other than the Permitted Exceptions (as defined in the Note).

8. Waiver of Exemptions. Grantor will not set up or claim the benefit of any homestead or other exemption of law, or any other law or rule of law intended for its advantage or protection as an obligor under the Note or this Deed of Trust or providing for its release or discharge from any liability under the Note or this Deed of Trust on account of any facts or circumstances other than full and complete payment of all amounts due hereunder and under the Note, all of said exemptions and benefits being hereby expressly waived.

9. Notice of Suits and Proceedings. Grantor will immediately notify Noteholder by registered or certified mail, return receipt requested, of any taking or condemnation, or any threatened or pending proceedings for the taking or condemnation, of any part of the Property under any power of eminent domain; and in the event that title to, or possession of, the Property or any portion thereof, is taken or condemned under any power of eminent domain, then Grantor will (and hereby does) assign, and will forthwith upon receipt pay over, to Noteholder, the proceeds and consideration resulting from taking or condemnation, not to exceed the unpaid balance of the indebtedness secured by this Deed of Trust, said proceeds so paid to be applied, without repayment premium, to the indebtedness secured hereby.

10. Transfer of Property or Beneficial Interest in Grantor. Grantor will not, without the prior written consent of Noteholder, lease, bargain, sell, transfer, assign or convey the Property, or any portion thereof, or any legal or equitable interest therein. If Grantor is not a natural person but is a corporation, then the bargain, sale, transfer or assignment of all or a substantial portion of the voting stock of Grantor (including, without limitation, transfers resulting from mergers, consolidations or liquidations) without the prior written consent of Noteholder shall be deemed to be in contravention of the provisions of the first sentence of this paragraph 10.

Notice -- The debt secured hereby is subject to call in full or the terms thereof being modified in the event of sale or conveyance of the property conveyed.

11. Use of Property. Grantor will not, without the prior written consent of Noteholder, (a) change, or permit any changes in, the use for which all or any part of the Property was intended at the time of the execution of this Deed of Trust, or (b) initiate or acquiesce in a change in the zoning classification of the Property.

12. Protection of Noteholder's Security. In the event (a) Grantor fails to perform any of its covenants or agreements herein contained, or (b) any action or proceeding is commenced or threatened which affects the Property or title thereto or the interest of Trustee or Noteholder therein, including, without limitation, eminent domain, insolvency, arrangements or proceedings involving a bankrupt or decedent, then, in any of such events, Noteholder may, at its option, make such appearances, disburse such sums and take such action as Noteholder deems necessary, in its sole discretion, to protect its interest, including, without limitation, (i) the employment of attorneys and disbursement of attorneys' fees, (ii) the entry upon the Property to make repairs, (iii) the procurement of insurance as provided in paragraph 2 hereof, and (iv) if the Property is subject to another Deed of Trust or lien whether inferior or superior hereto, the curing of any default in the performance of any of the terms and provisions thereof, or if the indebtedness thereby secured is accelerated, the purchase or payment in full of such indebtedness, all on such terms as Noteholder shall, in its sole discretion, deem necessary or advisable. Any amounts disbursed by Noteholder pursuant to the provisions of this paragraph 12 shall be added to, and deemed a part of, the indebtedness secured hereby, shall be secured in the same manner as the Note is secured, shall bear interest from the date of the disbursement thereof at the same rate of interest as set forth in the Note.

13. Estoppel Certificate. Grantor will, within ten (10) days of being requested in writing by Noteholder so to do, furnish a written statement to Noteholder, duly acknowledged, setting forth the indebtedness secured hereby and any right of set-off, counterclaim or other defense which exists against the payment thereof or the performance of their obligations herein contained.

14.  Environmental Protection. Grantor covenants and agrees as follows:

     (a) Grantor warrants and represents that it has investigated or caused to be investigated the uses of the Property, in a manner consistent with good commercial practices, to determine whether activities have been conducted which might involve the use, manufacturing, storage or disposal of Hazardous Wastes (as defined herein) or Toxic Substances (as defined herein), and this investigation has revealed no fact which would indicate that the Property has been involved in the use, manufacturing, storage or disposal of Hazardous Wastes or Toxic Substances in any material respect. This investigation has taken into account, among other factors, (i) commonly known or reasonably ascertainable information about the Property, and (ii) the obviousness of the presence or likely presence of contamination at the Property.

     As used in this Deed of Trust: (i) "Hazardous Wastes" means all waste materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., the Resource Conversation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., or applicable state law and any other federal, state or local laws and other regulations now in force or hereafter enacted relating to hazardous waste disposal; and (ii) "Toxic Substances" means and includes any materials present on the Property which have been shown to have significant adverse effects on human health or which are subject to regulations under the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq., applicable state law, or any other applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances. "Toxic Substances" includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products, and lead-based paints. All such laws relating to hazardous waste disposal and toxic substances are collectively referred to herein as "Environmental Laws."

     (b) Grantor warrants and represents that it has disclosed to Noteholder all pending or threatened litigation and orders, rulings, notices, permits or investigations regarding Hazardous Wastes and Toxic Substances on the Property.

     (c) Grantor and any other parties, including, but not limited to, tenants, licensees and occupants, will not be involved in any activity at the Property, which activity could involve or lead to (i) the use, manufacture, storage or disposal of Hazardous Wastes or Toxic Substances, or (ii) the imposition of liability on Grantor or any other subsequent or former owner of the Property or the creation of a lien on the Property under any Environmental Laws.

     (d) Grantor will comply strictly and in all respects with the requirements of all Environmental Laws and shall promptly notify Noteholder in the event of the discovery of Hazardous Wastes or Toxic Substances at the Property. Further, Grantor will promptly forward to Noteholder copies of all orders, notices, permits, applications or other communications and reports in connection with any discharge, spillage, use or the discovery of Hazardous Wastes and Toxic Substances or any other matters relating to the Environmental Laws as they may affect the Property.

     (e) Grantor agrees that if at any time Noteholder has reasonable cause to believe there are Hazardous Wastes or Toxic Substances upon the Property, Noteholder may obtain, at Noteholder's cost, an environmental site assessment or environmental audit report from a firm acceptable to Noteholder, to assess with a reasonable degree of certainty (i) the presence of any Hazardous Wastes or Toxic Substances and (ii) the cost in connection with the abatement, cleanup or removal of such.

     (f) Grantor agrees that in the event of the presence of any Hazardous Wastes or Toxic Substances upon the Property, whether or not the same originates or emanates from the Property, or if Grantor shall fail to comply with any of the requirements of the Environmental Laws, Noteholder may at its election, but without the obligation to do so, (i) give such notices, (ii) cause such work to be performed at the Property or (iii) take any and all other actions as Noteholder shall deem necessary or advisable in order to abate, remove and clean up the Hazardous Wastes or Toxic Substances or otherwise cure Grantor's noncompliance.

     (g) Grantor acknowledges that Noteholder has made certain loans and other advances secured by this Deed of Trust in reliance upon Grantor's representations, warranties and covenants in this paragraph 14.

     (h) Any amounts disbursed by Noteholder pursuant to the provisions of this paragraph 14 shall be added to, and deemed a part of, the indebtedness secured hereby, shall be secured in the same manner as the Note is secured, shall bear interest from the date of the disbursement thereof at the same rate of interest as set forth in the Note and shall, together with the interest thereon, be repayable by Grantor on demand.

15. Events of Default and Foreclosure. If any one or more of the following events (herein sometimes referred to as "Events of Default") shall occur:

     (a) Default in the payment of the Note, or any installment thereof, or any interest thereon;

     (b) Default in the performance of, or compliance with, any of the covenants, conditions and agreements set forth in this Deed of Trust, the Note, or any other agreements executed by Grantor for the benefit of Noteholder, subject to any applicable notice, grace or cure periods provided therein, and, in the case of a non-monetary default under this Deed of Trust, such default is not cured within fifteen (15) days after written notice thereof;

     (c) Default under any other lien or encumbrance placed on the Property, or any interest therein (legal or equitable), or any part thereof, either inferior or superior in right to the lien of this Deed of Trust;

     (d) Grantor becomes insolvent or is unable generally to pay its debts as they mature or make an assignment for the benefit of creditors;

     (e) A petition is filed or other proceeding is commenced under any bankruptcy, insolvency, reorganization or similar proceeding (including, without limitation, the Federal Bankruptcy Code, as now or hereafter in effect, or any state insolvency statute or laws of any jurisdiction) by or against Grantor;

     (f) A receiver, custodian, trustee or liquidator is applied for or appointed for Grantor, or a writ or order of attachment, levy or garnishment is issued against, Grantor or the Property;

     (g) The termination of, or occurrence of any event affecting, the validity of this Deed of Trust or the priority of this Deed of Trust as to all outstanding or future advances intended to be secured hereby;

     (h) Grantor takes any action for the purposes of effecting any of the actions set forth in subparagraphs (e), (f) or (g) hereof;

     (i) The passage after the date of this Deed of Trust of any law of the state in which the Property conveyed herein is located deducting from the value of the land, for the purposes of taxation, any lien thereon, or providing for, or changing in any way the laws relating to, the taxation of deeds of trust or the notes or debts secured by deeds of trust for state or local purposes, or the manner of the collection of any such taxes, so as to impair the lien of this Deed of Trust or the security afforded hereunder, unless Grantor is permitted by law to pay the whole of such tax imposed upon this Deed of Trust and/or the indebtedness secured hereby (in addition to all other payments required hereunder) and Grantor pays such tax and agrees to pay and thereafter pay such tax whenever levied; or

     (j) The passage of any law or the decision of any court rendering or declaring any of the material covenants and agreements set out in the Note or in this Deed of Trust to be legally unenforceable, inoperative, void or voidable;

     then, in any of such events, Trustee and Noteholder shall, in addition to any other rights and remedies provided by law, have the following rights and remedies, any or more of which shall be exercisable at the option of Noteholder and without notice to Grantor (except upon the occurrence of an Event of Default described in Section 15(e) hereof, in which case all obligations secured hereby, including without limitation the Note and all accrued interest thereon, shall become immediately due and payable without demand or notice of any kind and Trustee and

Noteholder may exercise any and all rights and remedies described in clauses
(i), (ii) and (iii) of this Section 15, under, if needed, and/or otherwise available to Trustee and/or Noteholder):

           (i) Noteholder may declare the Note, and all sums due hereunder, immediately due and payable without demand;

           (ii) Noteholder may apply for and obtain the appointment of a receiver for the Property, with the power to collect the rents, issues and profits therefrom, without regard to the value of the Property or of the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Grantor hereby waives any and all defenses to the application for appointment of such receiver and consents to the appointment of such receiver without notice, but reserves the right to apply for vacation of any order of appointment of such receiver, or for any other appropriate relief, upon showing that none of the foregoing events of default occurred prior to application for the appointment of such receiver or during the pendency of such application in court; and

           (iii) Trustee may foreclose by a sale of the Property as follows:

                 (A) Trustee may take possession of the Property and proceed to sell the same at auction at the premises or at such other place in the city or county in which the Property or the greater part thereof lies, or in the corporate limits of any city surrounded by or contiguous to such county, or in the case of annexed land, in the county of which the land was formerly a part, as Trustee may select upon such terms and conditions as Trustee may deem best, after first advertising the time, place and terms of sale once a week for two consecutive weeks, in advance of the date of such sale, in the legal notice section of a newspaper published or having general circulation in the county or city in which the Property or some portion thereof is located.

                 (B) The power of sale above granted may be exercised at different times as to different portions of the Property, and if for any reason any executory contract of sale shall not be performed, then new contracts may be made with respect to the same portion of the Property (with or without other portions). If Trustee deems it best for any reason to postpone or continue the sale at any time or from time to time, they may do so, in which event Trustee shall advertise the postponed sale in the same manner as the original advertisement of sale provided for in clause
     (A) above.

                 (C) Full power and authority is hereby expressly granted and conferred upon Trustee to make, execute, and deliver all necessary deeds of conveyance for the purpose of vesting in the purchaser or purchasers complete and entire legal and equitable title to the Property, or the portion thereof so sold, and the recitals therein stated; and at such sale Noteholder may become a purchaser, and no purchaser shall be required to see to the proper application of the purchase money.

                 (D) The proceeds of such sale shall be applied, first, to discharge the expenses of executing the trust, including a commission to Trustee of five percent (5%) of the gross proceeds of sale; next, to discharge all taxes, levies, assessments on the Property, with costs and interest, including a proper proration thereof for the current year; next, to reimburse Trustee and Noteholder for all sums expended by them pursuant to the provisions of this Deed of Trust, with interest thereon; next, to pay the accrued interest on the unpaid principal balance due under the Note; next, to pay said unpaid principal balance; next, to pay any indebtedness secured by any lien of record inferior to the lien of this Deed of Trust; and any residue of said proceeds shall be paid to Grantor provided, however, that Trustee as to such residue shall not be bound by any inheritance, devise, conveyance, assignment or lien of or upon Grantor's equity, without actual notice thereof prior to distribution.

16. Security Agreement. This Deed of Trust, to the extent that it relates to personal property that are fixtures, is a security agreement and fixture filing and shall support any financing statement filed showing Noteholder's interest as a secured party, lienholder or creditor with respect to any fixtures mentioned in such financing statement. Grantor shall pay all costs of filing such financing statement and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses (including legal fees) of any record searches for financing statements Noteholder may reasonably require. Without the prior written consent of Noteholder, Grantor shall not create, or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said fixtures, including replacements and additions thereto. In the event of a default of any covenant or agreement of Grantor contained in this Deed of Trust, Noteholder shall, in addition to all other rights and remedies herein provided, have all the remedies accorded a secured party under the Uniform Commercial Code.

17. Non Waiver. No delay, act or failure to act, by Trustee and Noteholder, or any of them, however long continued, shall be construed as a waiver of any of their rights hereunder or of any default by Grantor.

18. No Liability of Obligation on Trustee or Noteholder. Nothing in this Deed of Trust shall be construed to impose any obligation upon either Noteholder or Trustee to expend any money or to take any other discretionary act herein permitted, and neither Noteholder nor Trustee shall have any liability or obligation for any delay or failure to take any discretionary act. Trustee shall not be required to see that this Deed of Trust is recorded and shall not be liable for the default or misconduct of any agent or attorney appointed by them in pursuance hereof, or for anything whatever in connection with this trust, except willful misconduct or gross negligence. Trustee may act upon any instrument or paper believed by them in good faith to be genuine and to be signed by the proper party or parties, and shall be fully protected for any action taken or suffered by them in reliance thereon.

19. Release Upon Full Payment. Upon full payment of all sums due under the Note and this Deed of Trust, Trustee shall, upon the request of, and at the cost of, Grantor, execute a proper release of this Deed of Trust.

20. Any Trustee May Act and Substitution of Trustee. Notwithstanding anything herein contained to the contrary, (a) any one or more of Trustees may act hereunder without the joinder of any other Trustee or Trustees and without the joinder of Noteholder, and any act taken hereunder by any one or more of Trustees shall be as effective as if taken by all Trustees, (b) the fact that one or more but less than all of Trustees take any action hereunder shall not preclude all Trustees or any one or more of the other Trustees from taking any other action hereunder, (c) the fact that all Trustees join in any act hereunder shall not preclude less than all Trustees taking any other action hereunder, and
(d) if any one or more Trustees fail, refuse, or become unable to act, or if for any reason Noteholder, in its absolute discretion, deems it advisable, Noteholder is hereby authorized and empowered to appoint, by an instrument recorded wherever this Deed of Trust is recorded, one or more other Trustees, in the place and stead of Trustee herein named, which Substitute Trustee or Trustees shall have all rights, powers, and authority and be charged with all the duties that are conferred or charged upon Trustee herein named.

21. Advances and Future Advances. It is understood and agreed that the proceeds of the indebtedness evidenced by the Note may be advanced by Noteholder at one time, or from time to time, and Noteholder reserves the right to make additional advances of proceeds, from time to time, including the readvance of any sums previously repaid on the Note, provided, and so long as, the unpaid principal balance of the Note, including the additional advances or readvances of proceeds, does not exceed the original principal amount of the Note. In the event of the readvance by Noteholder of any sums previously repaid on the Note, then, in such event, the Note shall be deemed to evidence, and this Deed of Trust shall be deemed to secure the repayment of, the proceeds last advanced under the Note by Noteholder.

22. Indemnification by Grantor. Grantor shall protect and indemnify Trustee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Trustee by reason of (a) ownership of the Property or any interest therein, or receipt of any rent or other sum therefrom, (b) any accident to, injury to or death of persons or loss or damage to property occurring on or about the Property or the adjoining sidewalks, curbs, vaults or vault space, if any, streets or ways, (c) any use, non-use or condition of the Property or the adjoining sidewalks, curbs, vaults or vault space, if any, streets or ways, (d) any failure on the part of Grantor to perform or comply with any of the terms, covenants, conditions and agreements set forth in this Deed of Trust, the Note, or other agreements executed by Grantor for the benefit of Noteholder, (e) performance of any labor or service or the furnishing of any materials or other property in respect of the Property or any part thereof for construction or maintenance or otherwise, (f) any action brought against Trustee attacking the validity, priority or enforceability of this Deed of Trust, the Note, or any other agreements executed by Grantor for the benefit of Noteholder, and/or (g) the presence of Hazardous Wastes (as defined herein) or Toxic Substances (as defined herein) on the Property. Any amounts payable to Trustee under this paragraph 22 which are not paid within ten (10) days after written demand therefor by Trustee shall bear interest as provided in the Note and shall be secured by this Deed of Trust. In the event any action, suit or proceeding is brought against Trustee, Grantor, upon the request of Trustee and at Grantor's expense, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Grantor and approved by Trustee. Such obligations under this paragraph 22 shall survive the termination, satisfaction or release of this Deed of Trust.

23. Waiver of Notice of Future Advances and Consent to Extensions, Modifications and Release. If Grantor is not the maker of the Note, then Grantor expressly (i) waives notice of any and all loans and/or advances made, from time to time during the continuance of this Deed of Trust, by Noteholder to the maker of the Note; (ii) agrees that the terms of the Note, including, without limitation, modifications extending the term for payment and adjusting the interest rate, may be made from time to time between Noteholder and the maker of the Note without notice to or further consent of Grantor; (iii) agrees that Noteholder, without notice to or further consent of

Grantor, may grant extensions of time and other indulgences to and renew any of the obligations of (without regard to the number and length of such extensions, renewals or other indulgences) the maker of the Note or any other person liable thereon; and (iv) waives any rights it may have under Virginia Code Sections 49-25 and 49-26, with respect to the Note. Grantor further agrees that Noteholder, without notice to or further consent of Grantor, may release or discharge any persons who are or may become liable for the payment of the Note or release or discharge any other collateral for the payment of the Note and that any such release or discharge shall not alter, modify, release or limit the liability of Grantor (or any of them) hereunder or the validity and enforceability of this Deed of Trust.

24. Headings. The headings of the paragraphs of this Deed of Trust are for the convenience of reference only and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

25. Number and Gender. The pronouns and verbs set forth herein shall be construed as being of such number and gender as the context may require.

26. Successors and Assigns. This Deed of Trust shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns, and any descriptive term used herein shall include such heirs, personal representatives, successors and assigns.

27. Persons. The use of the word "persons" in this Deed of Trust, includes individuals, corporations, partnerships, and all other entities.

28. Non-recourse. Notwithstanding anything contained herein to the contrary, all obligations of the Grantor evidenced by the Note, this Deed of Trust and any other documents executed in connection herewith are non-recourse to the Grantor.

                      [Signature appear on following page]

IN WITNESS WHEREOF Grantor has hereunto set its signature and seal, or, if a corporation or partnership, has caused this Deed of Trust to be executed by its proper officer(s) or constituent partner(s), thereunto duly authorized.

                                           ETHYL CORPORATION,
                                           a Virginia corporation

                                           By: /s/ D. A. Fiorenza         (SEAL)
                                             -----------------------------------
                                           Name:   David A. Fiorenza
                                                --------------------------------
                                           Title:  Vice President and Treasurer
                                                 -------------------------------


COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF Richmond, to wit:

The foregoing instrument was duly acknowledged before me this 31st day of January, 2002, by David A. Fiorenza as Vice President of Ethyl Corporation, a Virginia corporation, on behalf of the corporation.

[AFFIX NOTARIAL SEAL]

                                                     /s/ Paula Dubois Daniel
                                                     ---------------------------
                                                     Notary Public

My Commission Expires: 7-31-2002

Tax Parcel ID Number:_____________________

Instrument prepared by:
E. Kristen Moye, Esquire
McGuireWoods LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102

Note to Clerk: This Assignment of Leases, Rents and Profits provides additional security for certain obligations of the Borrower on which recordation tax has been previously paid. Pursuant to Va. Code (S)58.1807(C), this instrument is not subject to additional tax.


                     ASSIGNMENT OF LEASES, RENTS AND PROFITS

     THIS ASSIGNMENT OF LEASES, RENTS AND PROFITS, made this 31/st/ day of January, 2002, from ETHYL CORPORATION, a Virginia corporation ("Borrower"), grantor for indexing purposes, to the BRUCE C. GOTTWALD, SR., an individual ("Lender"), grantee for indexing purposes;

     WHEREAS, Lender has made a loan to Borrower (the "Loan"), which Loan is to be evidenced by that certain Deed of Trust Note (the "Note") of Borrower, of even date herewith, payable to Lender in the principal amount of EIGHTEEN MILLION SIX HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($18,640,000.00) and secured by a deed of trust dated of even date herewith (the "Deed of Trust") on the Property described in SCHEDULE A attached hereto (the "Property"); and

     WHEREAS, as a condition precedent to making the Loan, Lender has required an assignment by Borrower of all leases, rents, issues, profits, revenues, rights and benefits now or hereafter arising from the Property, pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the agreement of Lender to make the Loan to Borrower, Lender and Borrower agree as follows:

1.   Assignment.

     (A) Borrower hereby absolutely and irrevocably assigns, transfers and conveys to Lender, all the right, title and interest of Borrower in and to all rents, profits, security deposits, damage claims and awards now due or hereafter to become due, or arising (collectively the "Rents") from the Property and the Leases. To that end Borrower also irrevocably assigns, transfers and sets over to Lender all the right, title and interest of Borrower in all existing and future leases, licenses and other agreements between Borrower and any other party relating to the occupancy of the Property, or any part thereof, whether written or verbal, including, without limitation, the leases described in SCHEDULE B attached hereto and made a part hereof (the "Leases"). The term "Leases" shall include all amendments, renewals and extensions thereof and all guaranties of the lessee's performance thereunder. Borrower hereby irrevocably appoints Lender as its attorney-in-fact to do all things which Borrower might otherwise do with respect to the Rents, Leases and the Property, including, without limitation, those acts specified in paragraph 2 hereof.

     (B) Borrower further assigns, transfers and sets over to Lender all of Borrower's right, title and interest in and to all claims and rights to the payment of money at any time arising in connection with any rejection or breach of any of the Leases by any lessee thereunder or trustee of any such lessee under Section 365 of the Bankruptcy Code, 11 U.S.C. (S) 365, including, without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by such lessee or trustee in respect of the leased premises following the entry of any order for relief under the Bankruptcy Code in respect of such lessee, and all rentals and other charges outstanding under the Leases as of the date of entry of such order for relief.

     (C) If Borrower shall receive on account of any claim, demand, action, suit or proceeding, including, without limitation, any claim, contested matter, or adversary proceeding under the Bankruptcy Code, 11 U.S.C. (S)101, et seq., any sums relating to the breach or rejection of any of the Leases by any lessee thereunder or trustee of any such lessee under Section 365 of the Bankruptcy Code, 11 U.S.C. (S)365, including, without limitation, all damages arising out of such breach or rejection, all rights to charges payable by such lessee or trustee in respect of the premises demised under such Lease(s) following the entry of any order for relief under the Bankruptcy Code in respect of such lessee and all rentals and other charges outstanding under the Lease(s) as of the date of entry of such order for relief, the Borrower shall promptly deposit such sums in a segregated account (the "Account") maintained with Lender, and shall cause the Account to be designated on the records of the Lender as collateral for the payment and performance of the Loan. Borrower hereby assigns, transfers and sets over to Lender, and grants to Lender a security interest in, all sums in the Account as further security for the payment and performance of the Loan.

Borrower shall not withdraw any sums or further encumber the Account without the Lender's prior written consent so long as the Loan shall remain outstanding, provided, however, that if there shall not have occurred and be continuing any Event of Default or event, which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Account shall be released to the Borrower free of the lien and security interest granted hereby on the earlier of
(a) full and final payment of the Loan or upon a "Qualified Transfer" (as defined in the Note), or (b) the date on which Borrower shall have entered into a new Lease on terms and conditions approved by Lender and the new lessee thereunder has taken possession of the demised premises and commenced the payment of rent thereunder.

2. Borrower's License. So long as no Event of Default has occurred under the Note, the Deed of Trust, any document relating thereto or arising therefrom, any collateral security documents with respect to the Loan, or this Assignment, Borrower shall have a license to manage and operate the Property and collect, receive and apply, for its own account, all Rents arising from the Property as they become due, but are not more than thirty (30) days in advance.

3.   Remedies on Default.

     (a) In the event an Event of Default occurs under the Note, the Deed of Trust, any document relating hereto or arising therefrom, any collateral security documents relating to the

Loan, or this Assignment, the license granted in paragraph 2 above shall automatically, without further act by Lender, cease and terminate. In any such event Lender is hereby expressly and irrevocably authorized, at its opinion, to enter and take possession of the Property by actual physical possession or by written notice served personally upon or sent by registered or certified mail to Borrower, as Lender may elect, and no further authorization shall be required. Prior to, or upon such entry and taking possession, Lender, in its sole and absolute discretion, may:

         (1) manage and operate the Property or any part thereof including the making of such repairs and alterations to the Property as Lender may deem necessary;

         (2) demand, collect, receive, sue for, attach, levy, recover, compromise and adjust, and to give proper receipts and releases for all Rents that may then be due or may thereafter become due with respect to the Property, or any part thereof, from any present or future lessees, sublessees or occupants thereof;

         (3) lease the Property, or any part hereof, in the name of the Borrower, for such periods of time, and upon such terms and conditions as Lender may deem proper;

         (4) enforce, cancel or modify any Lease, including the taking of any action necessary to enforce, enjoin or restrain the violation of any of the terms and conditions of any Lease;

         (5) institute, prosecute to completion or compromise and settle, all summary proceeding, actions for Rent or for removing any and all lessees, sublessees or occupants of the Property, or any part thereof;

         (6) pay out of the Rents, or out of any other funds in its discretion, the rent and all charges required to be paid under any ground lease of the Property, any taxes, assessments, water rates, sewer rates, or other governmental charges levied, assessed or imposed against the Property, or any part thereof, and also any and all other charges, costs and expenses which it may deem necessary or advisable for Lender to pay in the management or operation of the Property and legal expenses incurred in enforcing the rights of Lender under the Note, the Deed of Trust, any document relating thereto or arising therefrom, any collateral security documents and this Assignment;

         (7) generally do, execute and perform any other acts which, in Lender's sole discretion, are necessary or advisable in and about or with respect to the Property as fully as Borrower might do; and

         (8) employ agents to perform any of the foregoing and to pay such agents reasonable compensation for their services.

     (b) Lender shall apply the net amount of any Rents received by it from the Property, after payment of all costs and charges, including, without limitation, any sums due under the Note, the Deed of Trust or any collateral security document, to the payment of its fees and expenses incurred, the accrued interest and other charges due on the Note and the balance, if any, to the principal of the Note. Lender shall account to Borrower only for Rents actually received by Lender pursuant to this Assignment.

4. Notice to Lessees. Borrower hereby irrevocably directs any lessee under any Lease, upon demand and notice from the Lender of the occurrence of an Event of Default under the Note, the Deed of Trust, any document relating thereto or arising therefrom, any collateral security documents or this Assignment, to pay to Lender all Rents accruing or due under any Lease from and after the receipt of such demand and notice. In making such payments, such lessee shall be under no obligation to inquire into or determine the actual existence of any such Event of Default claimed by Lender.

5. Indemnity. Borrower agrees to indemnify and hold Lender harmless from and against any and all liability, loss, damage or expense, including reasonable attorney's fees, which it may incur under any Lease or by reason of this Assignment, or by reason of any action taken by Lender or Borrower hereunder, and from and against any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, conditions and covenants contained in any of the Leases. Should Lender incur any such liability, loss, damage, or expense, the amount thereof, together with interest thereon at the rate set forth in the Note in respect of default, shall be payable by Borrower to Lender solely out of any Rents collected by Lender and the Property.

6.   Borrower's Warranties. Borrower represents and warrants:

     (a) that Borrower (i) is the owner in fee simple of the Property, (ii) has good title to, and the right to assign the Leases and Rents, and (iii) that no other person, firm, corporation or entity has any superior rights, title or interest therein;

     (b) that Borrower is not in default under the Leases and that the Leases are valid and unmodified except as indicated herein; and

     (c) that there has been no anticipation or prepayment of Rents for more than thirty (30) days under any of the Leases, and that Borrower has not waived, released, discounted or otherwise discharged or compromised any Rents due after the date hereof.

7.   Borrower's Covenants. Borrower covenants and agrees:

     (a) to duly and punctually perform all the terms, conditions and covenants of any Leases on Borrower's part to be kept, observed and performed;

     (b) to enforce or secure the performance of all terms, conditions and covenants of the Leases to be kept, observed and performed by lessees thereunder;

     (c) to execute and deliver to Lender such further instruments as Lender may deem necessary, from time to time, to make effective the Assignment and covenants contained herein;

     (d) not to sell, assign, transfer or pledge any of the Rents or Leases arising from the Property, whether now due or hereafter to become due;

     (e) not to receive or collect any Rents from any present or future lessee under any Lease for a period of more than one month in advance;

     (f) not to waive, set-off, compromise, or in any manner release or discharge any lessee under any Lease of and from any terms, conditions, and covenants to be kept, observed and performed by said lessee, including the obligation to pay Rent;

     (g) except as may otherwise by expressly permitted by the terms of any existing Lease, not to cancel, terminate or consent to any surrender of any Lease, nor modify or amend any of the terms thereof, nor consent to the subletting of the Property, or any part thereof, or the assignment of any Lease by the lessee thereunder without the prior written consent of Lender;

     (h) to serve such written notice upon the lessee(s) under the Leases or occupants of the Property as shall be requested by Lender, and to execute and deliver to Lender such other instruments or documents reasonably requested by Lender, for the purpose of securing, perfecting or exercising Lender's rights herein; and

     (i) upon the occurrence of an Event of Default under the Note or the Deed of Trust, surrender and deliver to Lender the originals of the Leases and all records or pertinent correspondence relating thereto.

8. No Obligations on Lender. Nothing contained herein shall operate or be construed to obligate Lender to perform any of the terms, covenants and conditions contained in any Lease of or relating to the Property or otherwise to impose any obligation upon Lender with respect to any Lease of the Property, including, but not limited to, any obligation arising out of any covenant of quiet enjoyment therein contained in the event the lessee shall have been thereby terminated. Prior to actual entry into and taking possession of the Property by Lender, this Assignment shall not operate to place upon Lender any responsibility for the operation, control, care, management or repair of the Property, and the execution of this Assignment by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Property is and shall be that of Borrower, prior to such actual entry and taking possession.

9. No Merger. As against Lender, at all times during which this Assignment shall be in effect, there shall be no merger of any Leases of the Property with the fee estate in the Property by reason of the fact that any such Leases or any interest therein may be held by or for the account of any person, firm or corporation which may be or become the owner of such fee estate, unless Lender shall consent in writing to such merger.

10. Cumulative Rights and No Waiver. The rights granted Lender under this Assignment, the Note, the Deed of Trust, or any document relating thereto or arising therefrom, or any other collateral security documents, or permitted at law or in equity, shall be cumulative and may be exercised at any time and from time to time. No failure or delay on the part of Lender to exercise any rights hereunder shall be construed or deemed to be a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other future exercise thereof or the exercise of any other right.

11. Assignment. Lender shall have the right to assign to any subsequent permitted holder of the Note, the right, title and interest of Borrower hereby assigned, subject, however, to the terms of this Assignment. In the event all right, title and interest of Borrower in the Property are barred or foreclosed, no assignee of Borrower's interest shall be liable to account to Borrower for any Rents thereafter accruing.

12.  Miscellaneous.

     (a) No amendment, modification, cancellation or discharge hereof shall be valid unless (i) Lender consents thereto in writing, and (ii) the Required Banks (as defined in the Syndicated Credit Agreement) provide their written consent thereto.

     (b) This Assignment and all the terms, covenants and conditions contained herein shall be binding upon Borrower, its successors, assigns, heirs and personal and legal representatives, as the case may be, and every term, covenant and condition herein reserved or secured to Lender shall inure to the benefit of Lender's successors and assigns.

     (c) The titles to each paragraph hereof are for convenience only, and shall not be considered or referred to in resolving questions or interpretation or construction.

     (d) This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

     (e) Notwithstanding anything contained herein to the contrary, the obligations of the Borrower evidenced by the Note, the Deed of Trust, this Assignment and any other documents executed in connection herewith are non-recourse to the Borrower.

                      [Signatures appear on following page]

     IN WITNESS WHEREOF Borrower has hereunto set its signature and seal, or, if a corporation or partnership, has caused this Assignment to be executed by its proper officer(s) or constituent partner(s), thereunto duly authorized.

                                       ETHYL CORPORATION,
                                       a Virginia corporation


                                       By: /s/ D. A. Fiorenza             (Seal)
                                           -------------------------------------
                                       Name: David A. Fiorenza
                                            ------------------------------------
                                       Title: Vice President and Treasurer
                                             -----------------------------------



COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF Richmond, to wit:


The foregoing instrument was duly acknowledged before me this 31st day of January, 2002, by David A. Fiorenza as Vice President of Ethyl Corporation, a Virginia corporation, on behalf of the corporation.

[AFFIX NOTARIAL SEAL]

                                       /s/ Paul Dubois Daniel
                                       ------------------------
                                       Notary Public

My Commission Expires: 7-31-2002